Exhibit 99.1

NEWS RELEASE - for immediate release

Alexza Receives Marketing Authorization for

ADASUVE® (Staccato® Loxapine) in the European Union

Mountain View, California and Barcelona, Spain - February 21, 2013 - Alexza Pharmaceuticals, Inc. (Nasdaq: ALXA) and Grupo Ferrer Internacional, S.A., today announced that the European Commission has granted marketing authorization for ADASUVE (Staccato loxapine). In the European Union (EU), ADASUVE, 4.5 mg and 9.1 mg inhalation powder loxapine, pre-dispensed, is authorized for the rapid control of mild-to-moderate agitation in adult patients with schizophrenia or bipolar disorder.

The ADASUVE marketing authorization requires that patients receive regular treatment immediately after control of acute agitation symptoms, and that ADASUVE is administered only in a hospital setting under the supervision of a healthcare professional. Short-acting beta-agonist bronchodilator treatment should be available for treatment of possible severe respiratory side-effects (bronchospasm).

“The centralized EU marketing authorization for ADASUVE delivered by the European Commission is an important milestone for Alexza” said Thomas B. King, President and CEO of Alexza. “ADASUVE is the first authorized non-injectable therapy for the rapid control of mild-to-moderate agitation in adult patients with schizophrenia or bipolar disorder. We believe that the ability to deliver this medicinal product rapidly and non-invasively will be important for patient care.”

King continued, “Our EU partner, Grupo Ferrer, is preparing for ADASUVE’s launch and we are very pleased to support their pre-launch efforts. We are planning to launch ADASUVE in the third quarter, in both the US and the EU.”

“Our focus with the initial EU launch of ADASUVE will be Germany and Austria in 2013, with a planned launch into the rest of the EU countries in 2014,” said Jordi Ramentol, CEO of Grupo Ferrer. “At the same time, we are compiling the registration dossiers for the non-EU countries in our licensed territory, and we plan to complete all of these submissions before the end of 2013.”

Ramentol continued, “ADASUVE is central to our near-term corporate strategy. We are very proud to bring this new technology to healthcare professionals for the rapid control of mild-to-moderate agitation in adult patients with schizophrenia or bipolar disorder.”

About ADASUVE (Staccato loxapine)

ADASUVE combines Alexza’s proprietary Staccato system with loxapine, an antipsychotic medicinal product. The Staccato system is a hand-held inhaler that delivers a drug aerosol to the deep lung that results in IV-like pharmacokinetics and rapid systemic effects.

The application for marketing authorization for ADASUVE submitted to the European Medicines Agency was based on Alexza’s clinical development program that included two randomized, multicenter Phase 3 pivotal studies of ADASUVE, which enrolled 344 adult patients with schizophrenia and 314 adult patients with bipolar disorder. These two clinical trials demonstrated statistically significant reductions in agitation from baseline compared to placebo1,2. In studies in agitated patients, bronchospasm was reported as an uncommon, but serious adverse reaction, while in subjects with active airways disease, bronchospasm was commonly reported and often required treatment with a short-acting beta-agonist bronchodilator. The most commonly reported adverse reactions during treatment with ADASUVE were dysgeusia, sedation/somnolence and dizziness (dizziness was more common after placebo treatment than loxapine treatment)1,2,3. Alexza and Ferrer estimate that as many as 8 million adults in the EU alone suffer from schizophrenia or bipolar disorder4. Agitation is a common symptom for these patients5.

ADASUVE has been approved for marketing in the United States by the U.S. Food and Drug Administration and in the European Union (EU) by the European Commission. However, authorization for ADASUVE in the EU differs from that in the U.S., with respect to indication, dose strengths, and risk mitigation and management plans.

In the EU, the product is authorized as ADASUVE, 4.5 mg and 9.1 mg, inhalation powder loxapine, pre-dispensed, and is indicated for the rapid control of mild-to-moderate agitation in adult patients with schizophrenia or bipolar disorder. Patients should receive regular treatment immediately after control of acute agitation symptoms. ADASUVE should only be administered in a hospital setting under the supervision of a healthcare professional. Short-acting beta-agonist bronchodilator treatment should be available for treatment of possible severe respiratory side-effects (bronchospasm).

About Grupo Ferrer Internacional, S.A.

Ferrer is partnered with Alexza for ADASUVE in Europe, Latin America, Russia and the Commonwealth of Independent States. Ferrer is a privately-held European R&D-based pharmaco-chemical and medical device company headquartered in Barcelona, Spain. Founded in 1959, the group encompasses today 45 companies developing its activities in Europe, Latin America, Africa, Middle East, Asia and the United States. In total, Ferrer’s human healthcare products are being commercialized in 93 countries through 26 direct subsidiaries (including Joint Ventures) and 70 partners and distributors.

Ferrer carries out activities throughout the full value-chain of the pharma business, from R&D to international marketing, including fine chemicals development and both raw material and pharmaceutical product manufacturing. For this purpose, Ferrer has research centres in Spain and Germany, as well as manufacturing sites in Europe and Latin America.

Grupo Ferrer Internacional, S.A. is Alexza’s commercial partner for ADASUVE in Europe, Latin America, Russia and the Commonwealth of Independent States countries.

For more information about Ferrer, visit the Company’s web site at www.ferrergrupo.com.

About Alexza Pharmaceuticals, Inc.

Alexza Pharmaceuticals is focused on the research, development and commercialization of novel, proprietary products for the acute treatment of central nervous system conditions, including agitation, acute repetitive seizures and insomnia. Alexza’s products are based on the Staccato® system, a hand-held inhaler that is designed to deliver a drug aerosol to the deep lung, providing rapid systemic delivery and therapeutic onset with ease and convenience for patients.

For more information about ADASUVE, including the Summary of Product Characteristics (SmPC) and Patient Information Leaflet approved in the EU, and the full prescribing information and boxed warnings for the U.S., please visit www.adasuve.com.

ADASUVE® and Staccato® are registered trademarks of Alexza Pharmaceuticals, Inc.

Safe Harbor Statement

This news release contains forward-looking statements that involve significant risks and uncertainties. Any statement describing the Company’s expectations or beliefs is a forward-looking statement, as defined in the Private Securities Litigation Reform Act of 1995, and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing drugs, including the ability for Alexza and Ferrer to effectively and profitably commercialize ADASUVE in the EU, timing and prospects for regulatory approval to market ADASUVE in Latin America, Russia and the Commonwealth of Independent States countries, the adequacy of the Company’s capital to support the Company’s operations, and the Company’s ability to raise additional funds and the potential terms of such potential financings. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning Alexza’s business are described in additional detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the Company’s other Periodic and Current Reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

References:

1.	Lesem MD, Tran-Johnson TK, Riesenberg RA, Feifel D, Allen MH, Fishman R, Spyker DA, Kehne JH and Cassella JV. Rapid acute treatment of agitation in individuals with schizophrenia: multicentre, randomised, placebo-controlled study of inhaled loxapine. Br J Psychiatry. 2011 Jan;198(1):51-8.
2.	Kwentus J, Riesenberg RA, Marandi M, Manning RA, Allen MH, Fishman RS, Spyker DA, Kehne JH and Cassella JV. Rapid acute treatment of agitation in patients with bipolar I disorder: a multicenter, randomized, placebo-controlled clinical trial with inhaled loxapine. Bipolar Disord. 2012 Feb;14(1):31-40.
3.	ADASUVE Summary of Product Characteristics.
4.	Wittchen HU and Jacobi F. Size and burden of mental disorders in Europe-a critical review and appraisal of 27 studies. Eur Neuropsychopharmacol. 2005 Aug;15(4):357-76.
5.	Alexza data on file (primary market research among caregivers of patients with schizophrenia (95% have agitation) and bipolar patients (87% have agitation)).

CONTACTS:	BCC Partners
Karen L. Bergman and Michelle Corral
650.575.1509 or 415.794.8662
kbergman@bccpartners.com or mcorral@bccpartners.com